UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement

☐  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E) (2))

☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Section 240.14a-12

FRANKLIN FINANCIAL SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)

FRANKLIN FINANCIAL SERVICES CORPORATION

1500 Nitterhouse Drive

P.O. Box 6010

Chambersburg, PA 17201-6010

(717) 264-6116

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 28, 2026

TO THE SHAREHOLDERS OF FRANKLIN FINANCIAL SERVICES CORPORATION:

Notice is hereby given that, pursuant to the call of its directors, the regular Annual Meeting of Shareholders of FRANKLIN FINANCIAL SERVICES CORPORATION, Chambersburg, Pennsylvania, will be held on Tuesday, April 28, 2026, at 9:00 a.m. in a virtual meeting format only. You will not be able to attend the meeting physically. To be admitted to the annual meeting at www.meetnow.global/MYJCGYY, enter the control number found on your proxy card or voting instruction form. The purpose of the meeting is for considering and voting upon the following matters:

1. ELECTION OF DIRECTORS. To elect the four (4) nominees identified in the accompanying Proxy Statement as directors to Class A for three-year terms and until their successors are elected and qualified.

2. SAY-ON-PAY. To provide a non-binding advisory vote approving the compensation paid to our named executive officers in 2025.

3. RATIFICATION OF THE SELECTION OF AUDITORS. To ratify the Audit Committee’s selection of Crowe LLP as Franklin Financial’s independent registered public accounting firm for 2026.

4. OTHER BUSINESS. To consider other business, if any, as may properly be brought before the meeting and any adjournments thereof.

Only those shareholders of record at the close of business on March 9, 2026 shall be entitled to notice of and to vote at the Annual Meeting.

This Notice of Annual Meeting of Shareholders and the accompanying proxy statement, annual report and proxy card are being mailed to shareholders on or about March 24, 2026.

You may vote by completing and returning the enclosed Proxy Card, by internet, or by phone following the instructions provided on the Proxy Card.

BY ORDER OF THE BOARD OF DIRECTORS

MARK R. HOLLAR, Senior Executive Vice President, Treasurer and Chief Financial Officer

Enclosures

March 24, 2026

GENERAL INFORMATION

On or about March 24, 2026, we mailed to our shareholders the Proxy Statement, the Notice of Annual Meeting of Shareholders, Annual Report and proxy card.

Date, Time and Place of Meeting

The Annual Meeting of the shareholders of Franklin Financial Services Corporation (hereinafter, "Franklin Financial" or the "Corporation") will be held Tuesday, April 28, 2026 at 9:00 a.m. in a virtual meeting format only. You will not be able to attend the meeting physically. If you plan to attend the meeting virtually via the Internet, please follow the registration instructions below.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast.

You are entitled to participate in the Annual Meeting only if you were a shareholder of the Corporation as of the close of business on Record Date of March 9, 2026, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MYJCGYY. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 9:00 a.m., eastern time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Franklin Financial holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 23, 2026.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail :

Computershare

Franklin Financial Services Corporation Legal Proxy

P.O. Box 43001
Providence, RI 02940-3001

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

To be admitted to the Annual Meeting at www.meetnow.global/MYJCGYY enter the control number found on your proxy card or voting instruction form. If you need assistance with your control number, please contact Amanda Ducey at (717) 261-3553 or amanda.ducey@f-mtrust.com.  You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Who is entitled to vote?

Only shareholders of record at the close of business on March 9, 2026 are entitled to notice of and to vote at the meeting.

What proposals are to be voted on and how does the Board recommend I vote?

Shareholders will be asked to consider and vote upon the following matters at the Annual Meeting:

	Proposals	Board Recommendation
(1)	The election of four (4) directors to Class A for the term of three (3) years and until their successors are elected and qualified.	The Board recommends you vote FOR the proposal.
(2)	To provide a non-binding advisory vote on the compensation paid to our named executive officers in 2025 as disclosed in this proxy statement (“Say-On-Pay”).	The Board recommends you vote FOR the proposal.
(3)	To ratify the Audit Committee’s selection of Crowe LLP as Franklin Financial’s independent registered public accounting firm for 2026.	The Board recommends you vote FOR the proposal.

How do I vote?

You may vote by completing and returning the enclosed Proxy Card, by internet, or by phone following the instructions provided on the Proxy Card.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Franklin Financial for use at the Annual Meeting and any adjournments thereof.

The expense of soliciting proxies will be borne by Franklin Financial. In addition to the use of the mail and the Internet, the directors, officers, and employees of Franklin Financial and of any subsidiary may, without additional compensation, solicit proxies personally or by telephone.

Farmers and Merchants Trust Company of Chambersburg (hereinafter, "F&M Trust" or “the Bank”) is a wholly owned subsidiary of Franklin Financial. This Proxy Statement, while prepared in connection with the Annual Meeting of Shareholders of Franklin Financial, contains certain information relating to F&M Trust which will be identified where appropriate.

Revocability and Voting of Proxies

The execution and return of the enclosed proxy will not affect a shareholder's right to attend the virtual meeting and to vote at the meeting. Any proxy given pursuant to this solicitation may be revoked by delivering written notice of revocation to Amanda Ducey, Corporate Secretary of Franklin Financial, at any time before the proxy is voted at the meeting. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted:

FOR the election of the four (4) nominees identified in this Proxy Statement as directors to Class A for three-year terms;
FOR approval of the compensation paid to our named executive officers in 2025 as disclosed in this proxy statement (Say-on-Pay);
FOR the ratification of the Audit Committee’s selection of Crowe LLP as Franklin Financial’s independent registered public accounting firm for 2026.

The enclosed proxy confers upon the individuals named as proxies therein discretionary authority to vote the shares represented thereby on all matters that may come before the meeting in addition to the scheduled items of business, including unscheduled shareholder proposals and matters incident to the conduct of the meeting. Although the Board of Directors knows of no other business to be presented, in the event any other matters are brought before the meeting, the shares represented by any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Franklin Financial.

Shares held for the account of shareholders who participate in the Dividend Reinvestment Plan will be voted in accordance with the instructions of each shareholder as set forth in his proxy. If a shareholder who participates in the Dividend Reinvestment Plan does not return a proxy, the shares held for his account under the Dividend Reinvestment Plan will not be voted.

Voting of Shares and Principal Holders Thereof

At the close of business on March 9, 2026, Franklin Financial had issued and outstanding 4,491,928 shares of common stock. There is no other class of stock outstanding.

A majority of the outstanding shares of common stock present in person or by proxy will constitute a quorum for the conduct of business at the Annual Meeting. Each share is entitled to one vote on all matters submitted to a vote of the shareholders. In the case of the election of directors, the four candidates receiving the highest number of votes shall be elected directors of Franklin Financial. Accordingly, in the absence of a contested election, votes withheld from a particular nominee or nominees, abstentions and broker non-votes will not influence the outcome of the election. A majority of the votes cast by shareholders present in person or by proxy and entitled to vote at a meeting at which a quorum is present is required to approve each of the other proposals. Abstentions and broker non-votes will not be treated as votes cast and, therefore, will have no effect on whether or not a proposal is approved.

To the knowledge of Franklin Financial, no person owned of record or beneficially on December 31, 2025 more than five percent (5%) of the outstanding shares of common stock of Franklin Financial, except as shown:

Name and Address of Beneficial Owner	Shares Owned	Percent of Total Common Shares

Vanguard Group Inc. *	234,007	5.22%
PO Box 2600
Valley Forge, PA 19482-2600
*Based on information reported in a Schedule 13F, filed with the Securities and Exchange Commission on January 29, 2026

BlackRock Inc *	230,360	5.14%
50 Hudson Yards
New York, NY 10001
*Based on information reported in a Schedule 13F, filed with the Securities and Exchange Commission on January 21, 2026

Shares Held in Street Name

If your shares are held in "street name" by your bank or broker or other intermediary, you will receive voting instructions from your intermediary which you must follow in order for your shares to be voted in accordance with your directions. Many intermediaries permit their clients to vote via the internet or by telephone. Whether or not internet or telephone voting is available, you may vote your shares by returning the voting instruction card which you will receive from your intermediary.

Shareholder Proposals

Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission (hereafter, the "SEC") and Section 2.4 of the Bylaws of Franklin Financial, shareholder proposals intended to be presented at the 2027 Annual Meeting of the shareholders of Franklin Financial must be received at the executive offices of Franklin Financial no earlier than October 25, 2026, and no later than November 24, 2026, in order to be eligible for inclusion in the proxy statement and proxy form to be prepared by Franklin Financial in connection with the 2027 Annual Meeting. A shareholder proposal which does not satisfy the notice and other requirements of SEC Rule 14a-8 and the Bylaws of Franklin Financial is not required to be included in Franklin Financial’s proxy statement and proxy form and may not be presented at the 2027 Annual Meeting. All shareholder proposals should be sent to:

Chairman of the Board

Franklin Financial Services Corporation

P.O. Box 6010

Chambersburg, Pennsylvania 17201-6010

Availability of Proxy Materials for the Shareholders Meeting to Be Held on April 28, 2026

This Proxy Statement, the form of proxy and the 2025 Annual Report to Shareholders are available at:

www.edocumentview.com/fraf

CORPORATE GOVERNANCE POLICIES, PRACTICES AND PROCEDURES

Franklin Financial is and always has been committed to the highest ideals in the conduct of its business and to observing sound corporate governance policies, practices and procedures.

In order to comply with the requirements of the Sarbanes-Oxley Act and related SEC rules and regulations, Franklin Financial has taken a number of actions which are intended to strengthen and improve its commitment to sound corporate governance. These actions include the following:

•The Board of Directors has adopted formal Corporate Governance Guidelines, a copy of which is posted on Franklin Financial's website at www.franklinfin.com, under Corporate Information/Corporate Governance.

•The Board of Directors has adopted a Conflicts of Interest Policy for Directors and Executive Officers that focuses on issues of ethical business conduct relating to conflicts of interest, which is contained in the Code of Ethics policy and is posted on Franklin Financial’s website at www.franklinfin.com,, under Corporate Information/Corporate Governance.

•The Board of Directors has adopted a Code of Ethics Applicable to Senior Executives addressing the integrity of Franklin Financial’s periodic reports filed with the Securities and Exchange Commission and other public communications, and compliance with all applicable governmental rules and regulations, as required by the Sarbanes-Oxley Act and related SEC rules and regulations, which is posted on Franklin Financial’s website at www.franklinfin.com, under Corporate Information/Corporate Governance.

•The Board of Directors has adopted an Insider Trading Policy, that governs the purchase, sale, and/or other dispositions of its securities by directors, officers and employees, a copy of which is posted on Franklin Financial’s website at www.franklinfin.com,, under Corporate Information/Corporate Governance. The Corporation believes that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards.

•The Board of Directors has adopted written charters for its Audit, Compensation and Personnel, and Nominating and Corporate Governance Committees, copies of which are posted on Franklin Financial's website at www.franklinfin.com, under Corporate Information/Corporate Governance.

Pursuant to the terms of its Corporate Governance Guidelines, Franklin Financial’s "independent directors" meet at least quarterly in executive session (i.e., without the presence of the Chief Executive Officer or other members of Franklin Financial's management).

The Board conducts an annual self-assessment of its overall effectiveness and of each individual Director. The process is led by the Nominating and Corporate Governance Committee and the results are reviewed collectively as a Board and with each individual Director.

PROPOSAL 1 - ELECTION OF DIRECTORS

General Information

The Bylaws of Franklin Financial provide that the Board of Directors shall consist of not less than five nor more than twenty-five individuals and that the directors shall be classified with respect to the time they shall severally hold office by dividing them into three classes, each consisting as nearly as possible of one-third of the number of the whole Board of Directors. The Bylaws further provide that the directors of each class shall be elected for a term of three years so that the term of office of one class of directors shall expire in each year. Finally, the Bylaws provide that the number of directors in each class of directors shall be determined by the Board of Directors.

A majority of the Board of Directors may increase or decrease the number of directors between meetings of shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death, or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until a successor director is duly elected by the shareholders at the next Annual Meeting at which directors in this class are elected.

Franklin Financial’s Bylaws provide for the mandatory retirement of directors upon reaching age 76.

The Board of Directors has determined that the Board shall consist of ten (10) directors. There are four (4) directors whose terms of office will expire at the 2026 Annual Meeting, three (3) continuing directors whose terms of office will expire at the 2027 Annual Meeting, and three (3) continuing directors whose terms expire at the 2028 Annual Meeting.

The Board of Directors has nominated the following persons for election to the Board of Directors at the 2026 Annual Meeting to the class and for the term specified below:

CLASS A

For a Term of Three Years

Craig W. Best G. Warren Elliott Stanley J. Kerlin Kimberly M. Rzomp

In the event that any of the foregoing nominees are unable to accept nomination or election, the shares represented by any proxy given pursuant to this solicitation will be voted in favor of such nominees as the Board of Directors of Franklin Financial may recommend. The Board of Directors, however, has no reason to believe that any of its nominees will be unable to accept nomination or to serve as a director if elected.

The Board of Directors recommends you vote FOR the election of the four (4) director nominees.

Nominations for Election of Directors

In accordance with Section 3.5 of the Bylaws of Franklin Financial, any shareholder of record entitled to vote for the election of directors who is a shareholder on the record date and on the date of the meeting at which directors are to be elected may nominate a candidate for election to the Board of Directors, provided that the shareholder has given proper written notice of the nomination, which notice must contain certain prescribed information and must be delivered to the President of Franklin Financial not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. The Chairman of the meeting must determine whether a nomination has been made in accordance with the requirements of the Bylaws and, if he determines that a nomination is defective, such nomination and any votes cast for the nominee shall be disregarded.

Shareholders may also recommend qualified individuals for consideration by the Nominating and Corporate Governance Committee to be included in Franklin Financial's proxy materials as a nominee of the Board of Directors. A shareholder who wishes to make such a recommendation must submit their recommendation in writing addressed to:

Chairman of the Board

Franklin Financial Services Corporation

P.O. Box 6010

Chambersburg, Pennsylvania 17201-6010

The recommendation must include the proposed nominee's name and qualifications and must be delivered not less than 120 days prior to the anniversary date of the immediately preceding annual meeting.

Nominating and Corporate Governance Committee Process for the Selection and Evaluation of Nominees

Franklin Financial's Board of Directors has adopted a Job Description identifying the qualifications expected of a member of the Board of Directors and the criteria to be applied by the Nominating and Corporate Governance Committee in evaluating candidates who will be recommended to the Board of Directors as nominees for election to the Board. A candidate must possess good business judgment and must be free of any relationship which would compromise their ability to properly perform the duties of a director. A candidate must have sufficient financial background and experience to be able to read and understand financial statements and to evaluate financial performance. A candidate should have proven leadership skills and management experience and should be actively involved in the community served by Franklin Financial and its subsidiaries. A candidate must be willing and able to commit the time and attention necessary to actively participate in Board affairs. In addition, a candidate must be a person of integrity and sound character. Although the Nominating and Corporate Governance Committee does not have a policy with regard to considering diversity in identifying nominees for director, the Committee does consider whether a candidate’s age, background, skills and experience will compliment or supplement those of other members of the Board of Directors in order to achieve an appropriate balance and diversity of such qualities and characteristics.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating potential nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that a vacancy is anticipated or otherwise arises, the Nominating and Corporate Governance Committee typically considers and interviews several potential candidates for appointment to fill the vacancy. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, shareholders and other persons. These candidates are evaluated by the Nominating and Corporate Governance Committee and may be considered at any time during the year. In evaluating potential nominees, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, skills and experience on the Board. The Nominating and Corporate Governance Committee has not engaged third party consultants in connection with the identification or evaluation of potential nominees.

The Nominating and Corporate Governance Committee will consider individuals recommended by shareholders as potential nominees for election to the Board of Directors, provided that recommendations are made in accordance with the procedures described above under the caption "Nominations for Election of Directors." A potential nominee who is recommended by a shareholder will be evaluated by the Nominating and Corporate Governance Committee in the same fashion as other individuals who are considered by the Committee as potential candidates for election to the Board of Directors.

Director Independence

The Board of Directors has determined that each director is an "independent director," as such term is defined in the NASDAQ Stock Market Rules except for Craig W. Best, President and CEO, Franklin Financial Services Corporation and Farmers and Merchants Trust Company. In determining the directors’ independence, the Board considered loan transactions between the Bank and the Directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

Information about Nominees and Continuing Directors

Information concerning the four (4) individuals nominated for election to Class A of the Board of Directors of Franklin Financial at the 2026 Annual Meeting and the six (6) continuing directors follows.

CLASS A DIRECTORS (Term expires 2026)

Craig W. Best - President and CEO Franklin Financial and F&M Trust - Age 65

Year Became Director: 2025

Mr. Best joined Franklin Financial and F&M Trust as the President on January 14, 2025. He became President and Chief Executive Officer of Franklin Financial and F&M Trust on May 2, 2025. He was appointed as a Class A Director on January 16, 2025. Mr. Best previously served as Chief Executive Officer and director for Peoples Financial Services Corp., Scranton, Pennsylvania and its wholly owned subsidiary, Penn Security Bank and Trust Company, Scranton, Pennsylvania, from May 2020 until December 31, 2024. Prior to that and upon the completion of a merger with Penseco Financial Services Corporation, from November 2013 until May 2020, Mr. Best served as the President and Chief Executive Officer of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company. From 2006 until November 2013, he served as President and Chief Executive Officer of Penseco Financial Services Corporation and its wholly owned subsidiary, Penn Security Bank and Trust Company. Prior to that, Mr. Best served as Chief Operating Officer of First Commonwealth Bank, a $6.2 billion financial services institution headquartered in Indiana, Pennsylvania, from July 2000 to December 2005 The Pennsylvania Banking Code requires that a bank president be a member of the bank’s board of directors. In addition, the Board believes that it is important that the President serve as a Director so that the President may interact with his fellow Directors on a peer to peer basis. The Board of Directors values Mr. Best’s depth and breadth of experience in the banking industry and has concluded he is qualified to serve as a director.

G. Warren Elliott - Chairman of the Board - Age 71
Independent Director

Year Became Director: 1991
Board Chair since 2012
Board Vice-Chair: 2010-2011
Committee Chair: Compensation and Personnel and Executive
Committees: Asset-Liability, Audit, Enterprise Risk, Information Technology, Nominating and Corporate Governance, Strategic

Mr. Elliott graduated with honors with a B.A. in Public Administration and an M.S. in Public Administration from Shippensburg University in 1976 and 1977 respectively. He is a Distinguished Alumnus of Shippensburg University and in 2014 he was presented an honorary Doctoral degree in Public Service. He is also a Distinguished Alumnus and Centennial Fellow of Penn State Mont Alto.

Mr. Elliott is currently President of Cardinal Crossings, Inc. and CCI Properties, LLC, municipal government consulting and real estate investment firms. From 1991 to 1995 he served as an adjunct faculty member at Shippensburg University teaching state and local government. Mr. Elliott also served Franklin County as a Commissioner for many years and as Chairman of the Board of Commissioners from 1996 to 2007. Mr. Elliott has been recognized by a number of civic organizations with awards. In 2023, he was recognized as one of fifty Pennsylvanians over the age of 50 for community leadership. Mr. Elliott has served and continues to serve on the boards of numerous organizations within the Corporation’s trade area. He also serves as a member of the Chesapeake Bay Commission and as President of the Historic Letterkenny Chapel and 9/11 Memorial Park Board. The Board of Directors values Mr. Elliott’s considerable knowledge regarding county and local government, his entrepreneurial experience with business and sales, as well as the leadership skills he has developed through his service in Franklin County government and civic service.

Stanley J. Kerlin - Age 72
Independent Director

Year Became Director: 2006
Committee Chair: Asset-Liability
Committees: Enterprise Risk, Executive, Trust

Mr. Kerlin graduated Cum Laude with a B.A. Degree in History from Elizabethtown College in 1976 and a J.D. Degree from Dickinson School of Law in 1979. Mr. Kerlin has engaged in the active practice of law for over 45 years and has owned and operated his own law practice as both a partner and a sole practitioner. Mr. Kerlin is active in his church and in several community and political organizations within the Corporation's Fulton and Huntingdon County market area. Mr. Kerlin's knowledge of business and management provide valuable insight to the Board. The Board of Directors values Mr. Kerlin’s perspective as a lawyer and community leader in the Corporation’s Fulton and Huntingdon County market area.

Kimberly M. Rzomp - Age 69
Independent Director

Year Became Director: 2019
Committees: Asset-Liability, Audit, Enterprise Risk, Information Technology, Strategic, Trust

Ms. Rzomp graduated from Lycoming College in 1978 with a B.A. in Economics and Business Administration and Shippensburg University in 1987 with an M.B.A.

Ms. Rzomp is the former (retired) Chief Financial Officer for Summit Health, a $600 million non-profit health care system located in south-central Pennsylvania. WellSpan Health acquired Summit Health in 2018 at which time the Franklin Region became known as WellSpan SummitHealth. Summit Health is comprised of two acute care hospitals, Chambersburg and Waynesboro Hospitals, a cancer care center, and a medical group of 250 providers.  In her role, she was the primary corporate officer for Board committees including Finance, Audit and Compliance, and Investment.  She was a voting member of Summit Physician Services Board of Directors, and Treasurer for all Boards of Summit Health.

Ms. Rzomp was a former volunteer Board member for the Shook Home and United Way of Franklin County.  Ms. Rzomp’s knowledge of business and management, financial operations, auditing and compliance, financial planning, and risk management is valuable to the Board.

CLASS C DIRECTORS (Term expires 2027)

Kevin W. Craig - Age 60
Independent Director

Year Became Director: 2020
Committee Chair: Audit
Committees: Asset-Liability, Compensation and Personnel, Enterprise Risk, Executive, Nominating and Corporate Governance, Strategic

Mr. Craig graduated with a B.S. in Accounting from the Pennsylvania State University in 1987. After graduation he worked for Ernst & Young where he received his certified public accounting license (currently inactive).

Mr. Craig is the CEO of Pro-Cut Construction Services, Inc., a regional concrete sawing and drilling contractor. He is the former owner of DriveKore, Inc., a regional construction tool and fastener supply company. His career spans over 35 years, beginning as a CPA at Ernst and Young and then holding CFO positions at several venture capital backed companies before purchasing DriveKore, Inc. in 1999. He previously was the President and Treasurer of the West Shore Country Club in Camp Hill, PA. The Board of Directors values Mr. Craig’s accounting and business expertise and his insights pertaining to the construction industry and privately held businesses. He is a lifelong resident of Central Pennsylvania and is an active business and community leader.

Daniel J. Fisher - Age 69

Independent Director

Year Became Director: 2010
Vice Chairman of the Board since 2025
Committee Chair: Nominating and Corporate Governance
Committees: Audit, Compensation and Personnel, Executive, Strategic

Mr. Fisher graduated from Muhlenberg College with a B.A. in Business Administration and from Lehigh University with a MS in Management Science.

Mr. Fisher retired as President and CEO of D. L. Martin Company on June 30, 2017 and remains active on its Board, and as an Operations Consultant. Mr. Fisher also serves on the Board of Managers of Alliance Elevator Systems, Greencastle, PA. He also holds a minority position and serves on the Board of Structural Elements, Hagerstown, MD. The Board of Directors values Mr. Fisher’s manufacturing background and experience. Mr. Fisher is active in his community and the Corporation’s Franklin County market area, where he has served and continues to serve on various boards.

Donald H. Mowery - Age 74
Independent Director
Year Became Director: 2006

Committee Chair: Enterprise Risk
Committees: Audit, Executive, Nominating and Corporate Governance

Mr. Mowery is the sole member of D H Mowery Investments, LLC investing in equities and real estate partnerships. Mr. Mowery was the third-generation former owner and CEO of R. S. Mowery & Sons, Inc., a regional construction contracting firm founded in 1925; having sold this business in 2017. Additionally, Mr. Mowery was the managing partner of RSM Associates, LP, a real estate development firm focusing on the development, leasing and management of business centers and industrial parks; said business being recently dissolved. His career in construction and real estate development spans over 55 years, beginning as a laborer in 1968 and advancing through various positions over the years. Mr. Mowery received a B.S. in Civil Engineering in 1974 from Drexel University. He has completed post-baccalaureate studies in engineering and construction management at Pennsylvania State University. Mr. Mowery is a retired Registered Professional Engineer. Mr. Mowery's business and leadership expertise provide our Board with valuable insights, particularly pertaining to the construction industry, real estate development, and family businesses. His engineering and construction background and real estate development experience bring valuable expertise to the Board. As a life-long resident of the area, Mr. Mowery is a well-known and respected member of the community, which provides positive exposure for the Corporation in the market area that he represents.

CLASS B DIRECTORS (Term expires 2028)

Martin R. Brown - Age 74
Independent Director

Year Became Director: 2006
Committee Chair: Trust
Committees: Audit, Compensation and Personnel, Executive

Mr. Brown graduated with honors from the Pittsburgh Institute of Mortuary Science in 1973. He is a licensed Pennsylvania Funeral Director who assists with the operation of three family-owned funeral homes within the Corporation’s Fulton and Huntingdon County market area. Additionally, Mr. Brown is President of M.R. Brown Management, Inc. where he is the managing general partner of Sandy Ridge Express convenience store, and Marymart Family LP, which owns Sandy Ridge Station Mall. Along with his wife, Mr. Brown is the owner of the Sandy Ridge Market, a full-service grocery store located at the Sandy Ridge Station Mall. Mr. Brown has served and continues to serve on the boards of organizations within the Corporation's Fulton and Huntingdon County market area. The Board of Directors values Mr. Brown's entrepreneurial background and business management experience and his status as a business leader in the Corporation’s Fulton and Huntingdon County market area.

Gregory A. Duffey - Age 67
Independent Director

Year Became Director: 2015
Committee Chair: Strategic
Committees: Asset-Liability, Executive, Information Technology, Nominating and Corporate Governance, Trust

Mr. Duffey recently retired after 44 years in the Property/Casualty Insurance business. Mr. Duffey began his insurance career in 1980 after attending Shippensburg University. He was owner/partner of CFPM Insurance in Waynesboro for 31 years and most recently a Senior Account Executive for Blue Ridge Risk Partners. The Board of Directors values Mr. Duffey's experience as a business and community leader. Mr. Duffey has been very active in the Corporation's Franklin County market area having served on numerous boards in leadership positions of non-profit community development organizations.

Gregory I. Snook - Age 68
Independent Director

Year Became Director: 2022
Committee Chair: Information Technology
Committees: Compensation and Personnel, Enterprise Risk, Nominating and Corporate Governance, Trust

Mr. Snook has been the President and CEO of the Washington County Industrial Foundation (CHIEF), an organization which helps develop real estate for the purpose of enhancing economic and community development for business and industrial expansion in Washington County, since 2011. He is the Executive Director of the Alice Virginia and David W. Fletcher Foundation, which provides aid and encouragement to charitable organizations.

Mr. Snook has served on the Hagerstown Community College Board of Trustees since 2007, is a member of the Washington County Chamber of Commerce and served as President of the Board of County Commissioners of Washington County from 1990-2006. He also previously served as Chairman of the Board of Trustees of the Meritus Medical Center and currently services on Meritus Medical School of Osteopathic Medicine.

Mr. Snook attended Hagerstown Community College and is a graduate of Leadership Maryland. As a lifelong resident of Washington County, Maryland, Mr. Snook brings to the Board a wealth of experience and knowledge and is active in various committees and community organizations. The Board values his understanding of board governance and strong business acumen.

Common Stock Ownership of Directors, Nominees and Executive Officers

The following table includes information concerning shares of Franklin Financial common stock beneficially owned by directors, nominees, and the executive officers who are named in the Summary Compensation Table appearing elsewhere in this Proxy Statement and by all directors and executive officers as a group, as of December 31, 2025. There are no family relationships between or among any of the Corporation's executive officers, directors or nominees.

	Shares of Stock				Percentage of Total
	of Franklin Financial				Outstanding Shares
Name	Beneficially Owned (1)		Restricted Stock (2)	Total	as of 12/31/2025 (3)

Craig W. Best	14,980		-	14,980
Martin R. Brown	8,927		374	9,301
Charles B. Carroll, Jr.	1,903		1,750	3,653
Kevin W. Craig	26,388		414	26,802
Gregory A. Duffey	22,754		374	23,128
G. Warren Elliott	16,339		752	17,091
Daniel J. Fisher	29,319		374	29,693
Mark R. Hollar	14,537		1,830	16,367
Stanley J. Kerlin	26,089		374	26,463
Donald H. Mowery	44,311	(4)	374	44,685	1.00%
Kimberly M. Rzomp	5,508		334	5,842
Gregory I. Snook	6,352		334	6,686

All Directors and Executive Officers as a Group (18 Persons)				265,922	5.93%

_____________________

(1)Beneficial ownership of shares of the common stock of Franklin Financial is determined in accordance with SEC Rule 13d-3, which provides that a person shall be deemed to own any stock with respect to which he, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock, or (ii) investment power, which includes the power to dispose or to direct the disposition of the stock. A person is also deemed to own any stock which he has the right to acquire within 60 days through the exercise of an option or conversion right, through the revocation of a trust or similar arrangement, or otherwise. Unless otherwise stated, each director and executive officer has sole voting and investment power with respect to the shares shown above or holds the shares jointly with his or her spouse.

(2)Includes unvested restricted stock units issued under the 2019 Omnibus Stock Incentive Plan (Stock Plan).

(3)Unless otherwise stated, the number of shares shown represents less than one percent of the total number of shares of common stock outstanding.

(4)All shares held by an entity controlled by Mr. Mowery.

Meetings of the Board of Directors

Franklin Financial's Corporate Governance Guidelines provide that directors are expected to attend meetings of the Board of Directors, meetings of the committees on which they serve, and the annual meeting of shareholders. The Boards of Directors of the Corporation and of F&M Trust met a total of 67 times, including 20 board meetings and 47 committee meetings, during 2025. All directors attended 75% or more of the aggregate number of meetings of the Boards of Directors and of the various committees of the Board of Directors on which they served, and all directors attended the annual meeting of shareholders in 2025.

2025 Director Compensation

Director compensation, including fees and other forms of compensation are set annually by the Compensation and Personnel Committee.

The following table sets forth the components of compensation for non-employee directors for 2025:

Board Fees	2025
Board Chair Annual Retainer	$52,500
Vice Chair Annual Retainer	$13,125
Annual Board Retainer - Franklin Financial	$19,000
Annual Board Retainer - F&M Trust	$23,000
Audit Committee Chair Annual Retainer	$10,000
Committee Chair Annual Retainer	$5,000
Franklin Financial Meeting fee	$1,000
Committee Meeting Fee (Franklin Financial or F&M Trust)	$750

The following table provides certain summary information concerning the total compensation paid or accrued by Franklin Financial and F&M Trust in 2025 to each non-employee member of the Board of Directors:

DIRECTOR COMPENSATION

	Fees Earned
	or Paid in	Stock
Name	Cash (1)	Awards (2)	Total
Martin R. Brown	$73,375	$14,096	$87,471
Kevin W. Craig	85,500	15,604	101,104
Gregory A. Duffey	80,499	14,096	94,595
G. Warren Elliott	130,999	28,343	159,342
Daniel J. Fisher	82,500	14,096	96,596
Allan E. Jennings, Jr.	30,175	16,546	46,721
Stanley J. Kerlin	71,125	14,096	85,221
Donald H. Mowery	64,875	14,096	78,971
Kimberly M. Rzomp	73,000	12,588	85,588
Gregory I. Snook	74,625	12,588	87,213

_____________________

(1)The amount reported is the aggregate dollar value of all fees earned (even if deferred) or paid in cash for services as a director in 2025, including annual retainer fees, committee and/or chairmanship fees and meeting fees. As an employee of the Corporation, Mr. Henry’s and Mr. Best’s compensation is not included in this table. Directors have the option to select to receive a portion of their Board retainer fees in stock rather than cash and this value is reported in this total. Mr. Jennings’ term expired at the 2025 annual meeting and he was not nominated for election due to reaching the mandatory retirement age.

(2)The amounts reported in this column reflect the dollar amount of the compensation expense to be recognized in accordance with FASB ASC Topic 718 in connection with awards of restricted stock units (RSU). The number of unvested RSU awards outstanding at December 31, 2025 for each director is the same as the number of shares awarded in 2025 and shown in the Common Stock Ownership of Directors, Nominees, and Executive Officers table.

Director fees payable by F&M Trust are eligible to be deferred pursuant to the Farmers and Merchants Trust Company of Chambersburg Directors’ Deferred Compensation Plan (the “Director Deferred Compensation Plan”). Participation in the Director Deferred Compensation Plan is voluntary and each participant may elect each year to defer all or a portion of their F&M Trust director’s retainer. Each participant directs the investment of their own account among various publicly available mutual funds designated by the Bank’s Investment and Trust Services department. Growth of each participant’s account is a result of investment performance and is not the result of an interest factor or interest formula established by the participant or the Bank. The balance in such director’s deferred benefit account is payable to a designated beneficiary within 60 days upon the first to occur of the director’s retirement from the Board or death. The director may select a lump sum payout or may elect to receive a payout over a period of up to five years. Director Brown elected to defer $23,750 in 2025 and is the only director who made such an election in 2025.

At the 2019 Annual Meeting of Shareholders, the Directors recommended, and the shareholders approved the Stock Plan which was effective February 28, 2020, the date it was adopted by the Board of Directors. The Stock Plan allows for the award of various types of equity compensation to be awarded to directors as a component of long-term compensation. Each year, under the terms of the Stock Plan, the Compensation and Personnel Committee establishes two distinct performance criteria: (1) net income versus budget, and (2) return on equity (ROE) compared to a defined peer group performance. Performance is measured as: “Threshold”, “Target”, and “Outstanding” against the performance criteria.

The equity compensation awards are made annually during the first quarter of the calendar year after all of the performance criteria results are finalized for the Corporation and the peer group. The Compensation and Personnel Committee is responsible for reviewing the plan results prepared by Bank Management and determining the award levels in accordance with the Stock Plan for both the Board of Directors and Executive Officers. There were no awards granted during the period four business days before and one business day after the filing of a Form 10-K or 10-Q, or the release of material nonpublic information on Form 8-K

The number of shares available for award to the Directors is based on a value calculated as a percentage of the participant’s retainer fee and is dependent on the final performance measure as compared to the performance criteria and result established by the Compensation and Personnel Committee. The following illustrates the performance criteria, award potential, and award level of the Stock Plan in place for awards made in 2025 for the Board of Directors:

	Criterion	Performance Level Goals			2025
Performance Criteria	Weighting	Threshold	Target	Outstanding	Award Level

Net Income v. Budget	40%	95%-99% of budget	100%-125% of budget	> = 125% of budget	Target
ROE Peer Performance	60%	50th - 59th percentile rank	60th - 74th percentile rank	> = 75th percentile rank	Target
Dollar Value of Stock Plan Award		20.00%	30.00%	50.00%

The RSU awards made in 2025 were based on the 2024 performance results and the shares will fully vest in one year. The value of the award made in 2025 is reported as Stock Awards in the Director’s Compensation table.

BOARD STRUCTURE AND COMMITTEES

Leadership of the Board of Directors is placed in an independent Chairman. The Board performs its risk management oversight role through its committee structure. In addition to the Audit, Nominating and Corporate Governance, and Compensation and Personnel committees described below, the Board also has Asset-Liability, Strategic Initiative, Enterprise Risk Management, Executive, Information Technology, and Trust committees. An independent director chairs each of these committees. Board members are selected to serve on committees where it is believed their knowledge and experience will be most beneficial to the Corporation. Each board committee meets at least quarterly, with the exception of Nominating and Corporate Governance which meets at least three times per year.

The following table shows the current committee structure of Franklin Financial:

Nominating &
	Asset-		Corporate	Compensation
	Liability	Audit	Governance	& Personnel	Strategic	Executive

Martin R. Brown		x		x		x
Kevin W. Craig	x	C	x	x	x	x
Gregory A. Duffey	x		x		C	x
G. Warren Elliott	x	x	x	C	x	C
Daniel J. Fisher		x	C	x	x	x
Stanley J. Kerlin	C					x
Donald H. Mowery		x	x			x
Kimberly Rzomp	x	x			x
Gregory I. Snook				x

C - Chair

x - Member

F&M Trust also has the following committees: Executive (Elliott – chair), Trust (Brown – Chair), Enterprise Risk (Mowery – Chair), and Information Technology (Snook – Chair).

Audit Committee
Chair: Kevin W. Craig Members: Martin R. Brown G.Warren Elliott Daniel J. Fisher Donald H. Mowery Kimberly M. Rzomp Meetings in 2025: 4

The Audit Committee assists the Board of Directors in fulfilling its responsibilities in providing oversight over the integrity of Franklin Financial's financial statements, Franklin Financial's compliance with applicable legal and regulatory requirements and the performance of Franklin Financial's internal audit function. The Audit Committee is responsible for the appointment, compensation, oversight and termination of Franklin Financial's independent auditors and regularly evaluates the independent auditors' independence from Franklin Financial and Franklin Financial's management. The Audit Committee reviews and approves the scope of the annual audit and is also responsible for, among other things, reporting to the Board on the results of the annual audit and reviewing the financial statements and related financial and nonfinancial disclosures included in Franklin Financial's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Audit Committee also reviews Franklin Financial's disclosure controls and procedures and internal controls. The Audit Committee prepares the Audit Committee Report for inclusion in the annual proxy statement and oversees investigations into complaints concerning accounting and auditing matters. The Audit Committee also meets periodically with Franklin Financial's independent auditors and with Franklin Financial's internal auditors outside of the presence of management and has authority to retain outside legal, accounting and other professionals to assist it in meeting its responsibilities.

The Audit Committee operates under a charter adopted by the Board of Directors, which is posted on Franklin Financial's website at www.franklinfin.com, under Corporate Information/Corporate Guidance. All members of the Audit Committee were at all times during 2025 “independent directors” as such term is defined by the rules of the Nasdaq Stock Market. The Audit Committee has designated Ms. Rzomp as its “audit committee financial expert” as such term is defined in the Sarbanes-Oxley Act and applicable SEC rules and regulations.

Nominating and Corporate Governance Committee
Chair: Daniel J. Fisher Members: Kevin W. Craig Gregory A. Duffey G. Warren Elliott Donald H. Mowery Gregory I. Snook Meetings in 2025: 4

The Nominating and Corporate Governance Committee is responsible, among other things, for recommending to the Board of Directors individuals to be nominated for election to the Board, to be appointed to fill vacancies on the Board and to be elected as officers of the Board. It is also responsible for conducting the annual Board review and evaluation. The Nominating and Corporate Governance Committee operates under a charter adopted by the Board of Directors, which is posted on Franklin Financial's website at www.franklinfin.com, under Corporate Information/Corporate Guidance. All members of the Nominating Committee were at all times during 2025 “independent directors” as such term is defined by the rules of the Nasdaq Stock Market.

Compensation and Personnel Committee
Chair: G. Warren Elliott Members: Martin R. Brown Kevin W. Craig Daniel J. Fisher Gregory I. Snook Meetings in 2025: 7

The Compensation and Personnel Committee assists the Board of Directors in fulfilling its responsibilities in providing oversight over Franklin Financial's compensation policies and procedures. The Compensation and Personnel Committee is responsible for reviewing and approving senior officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the administration of the Corporation's compensation program generally as it affects all other officers and employees, for administering the Corporation's incentive compensation programs (including the Stock Plan), for approving and overseeing the administration of the Corporation's employee benefits programs, for providing insight and guidance to management with respect to employee compensation generally, and for reviewing and making recommendations to the Board with respect to director compensation. The Committee operates under a charter adopted by the Board of Directors, which is posted on Franklin Financial's website at www.franklinfin.com, under Corporate Information/Corporate Guidance. All members of the Compensation and Personnel Committee were at all times during 2025 "independent directors" as such term is defined by the rules of the Nasdaq Stock Market.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Personnel Committee is an employee or former employee of Franklin Financial or F&M Trust. There were no compensation committee “interlocks” at any time during 2025, which in general terms means that no executive officer or director of Franklin Financial served as a director or member of the compensation committee of another entity at the same time as an executive officer of such other entity served as a director of Franklin Financial.

EXECUTIVE COMPENSATION

The Compensation and Personnel Committee (the “Committee”) of the Corporation's Board of Directors administers the Corporation's executive compensation program. For 2025, the Corporation had nine (9) senior officers, including the President and Chief Executive Officer. The Committee, which is comprised entirely of independent directors, is responsible for reviewing and evaluating the President and Chief Executive Officer, for approving senior officer compensation, for overseeing the administration of the Corporation's compensation program generally as it affects all other officers and employees, for administering the Corporation's incentive compensation programs (including the Stock Plan), for approving and overseeing the administration of the Corporation's employee benefits programs, for providing insight and guidance to management with respect to employee compensation generally, and for reviewing and making recommendations to the Board with respect to director compensation.

The Committee operates under a charter adopted by the Board of Directors. The Committee annually reviews the adequacy of its charter and recommends changes to the Board for approval. The Committee meets at scheduled times during the year and on an "as necessary" basis, The Chairman of the Committee reports on Committee activities and makes Committee recommendations at meetings of the Board of Directors.

The Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other independent advisor to assist with the development of compensation plans. The Committee is directly responsible for retaining, determining the independence, determining if a conflict of interest exists, compensating, and overseeing the work of its advisers. In 2025, the Committee engaged the services of Blanchard Consulting Group for assistance related to the review and creation of both director and executive compensation, including the incentive plan in place for 2025. The Corporation paid Blanchard Consulting Group $55 thousand in 2025 for its service.

The Committee believes that executive compensation should be tied to individual performance, should vary with the Corporation's performance in achieving its financial and non-financial objectives, and should be structured so as to be closely aligned with the interests of the Corporation's shareholders. The Committee also believes that the compensation package of each senior officer should include an at-risk, performance-based component and that this component should increase as an officer's authority and responsibility increase. The Committee's philosophy is reflected in the Corporation's compensation objectives for its senior officers, which are as follows:

•Create a merit-based, pay for performance incentive-driven system which is linked to the Corporation’s financial results and other factors that directly and indirectly influence shareholder value;

•Establish a compensation system that enables the Corporation to attract and retain talented executives who are motivated to advance the interests of the Corporation's shareholders; and

•Provide a total compensation package that is fair in relation to the compensation practices of comparable financial institutions.

The elements of total compensation paid by the Corporation to its senior officers, including the Chief Executive Officer (the "CEO") and the other executive officers (collectively, together with the CEO, the “Named Executive Officers”) identified in the Summary Compensation Table following this discussion, include:

•Base salary;

•Short-term incentive compensation in the form of cash awards granted under the Corporation’s Senior Management Annual Incentive Plan;

•Long-term incentive compensation in the form of stock options granted under the Corporation’s Stock Plan;

•Benefits under the Corporation’s retirement plan; and

•Benefits under the Corporation’s health and welfare benefits plans.

Base Salary

The base salaries of the Named Executive Officers are reviewed by the Compensation and Personnel Committee annually in December of each year, as well as at the time of any promotion or significant change in job responsibilities. Base salaries for our senior officers are established based upon the scope of their responsibilities, taking into account compensation paid by comparable financial institutions for similar positions.

Short-Term Incentive Compensation

In 2020, the Corporation adopted the Senior Management Annual Incentive Plan (the "Incentive Plan") for purposes of linking a portion of the compensation of its senior officers, including the Named Executive Officers, to the success of the Corporation in meeting certain financial targets which are established annually by the Compensation and Personnel Committee. In 2025, under the terms of the Incentive Plan, the Committee established four distinct performance criteria: (1) net income versus budget, (2) return on equity (ROE) compared to peer group performance, (3) individual performance goals, and (4) a discretionary award. Performance criteria one and two are set at the same goal for each participant in the Incentive Plan while criteria three and four are managed by the Board (for the CEO) or the CEO (for other Named Executive Officers) and are unique to each participant.

Each performance criterion is weighted differently depending on the position, but in a manner where the total weighting equals 100%. A performance level goal is then defined for each performance criterion defined as “Threshold”, “Target” and “Outstanding” An incentive award defined as a percent of salary is then defined for “Threshold”, “Target” and “Outstanding” performance results. The payout opportunities vary by position due to the different level of incentive award percentage assigned to the position and the criteria weighting. Payouts can range from 0% to 50% of salary, based on position and the achievement level of each performance criterion. In the first quarter of 2026 the Committee reviewed the results of the 2025 performance criteria. For 2025, the Corporation achieved the Target goal for the net income criteria and the Outstanding goal for the ROE criteria. The Committee also reviewed the individual performance goal and the discretionary award for each Named Executive Officer. The Incentive Plan awards earned and accrued in 2025 for the Chief Executive and the other Named Executive Officers are based on the 2025 results and are reported in the Summary Compensation Table (Non-Equity Incentive Compensation Plan) and will be paid in 2026.

The following illustrates the structure of the Incentive Plan in place in 2025 for the Chief Executive Officer and the other Named Executive Officers in 2025:

Craig W. Best		Performance Level Goals and Payout Opportunity as Percent of Salary (1)
Performance Criteria	Criterion Weighting	Threshold	Target	Outstanding

Net Income v. Budget (2)	35%	20%	35%	50%
ROE Peer Performance (3)	35%	20%	35%	50%
Deposit Growth	10%	20%	35%	50%
Discretionary	20%	20%	35%	50%
	100%

Mark R. Hollar		Performance Level Goals and Payout Opportunity as Percent of Salary
Performance Criteria	Criterion Weighting	Threshold	Target	Outstanding

Net Income v. Budget (2)	30%	15%	25%	40%
ROE Peer Performance (3)	30%	15%	25%	40%
Deposit Growth	10%	15%	25%	40%
Asset Quality	10%	15%	25%	40%
Discretionary	20%	15%	25%	40%
	100%

Charles B. Carroll, Jr.		Performance Level Goals and Payout Opportunity as Percent of Salary
Performance Criteria	Criterion Weighting	Threshold	Target	Outstanding

Net Income v. Budget (2)	30%	20%	30%	45%
ROE Peer Performance (3)	30%	20%	30%	45%
Deposit Growth	10%	20%	30%	45%
Asset Quality	10%	20%	30%	45%
Discretionary	20%	20%	30%	45%
	100%

(1)The highlighted results represent the award level for 2025. The deposit growth performance level was below threshold for 2025.

(2)Threshold is 95% - 99% of budget. Target is 100% -125% of budget. Outstanding is greater than 125% of budget.

(3)Threshold is 50th - 60th percentile, Target is 60th -75th percentile and Outstanding is greater than 75th percentile of peer median ROE.

Long-Term Incentive Compensation

At the 2019 Annual Meeting of Shareholders, the Directors recommended, and the shareholders approved the Stock Plan to be effective February 28, 2020, the date it was approved by the Board of Directors. The Stock Plan allows for the award of various types of equity compensation to be awarded to key officers as a component of long-term compensation. Each year, under the terms of the Stock Plan, the Committee establishes two distinct performance criteria: (1) net income versus budget, and (2) return on equity compared to peer group performance. Performance is measured as: “Threshold”, “Target”, and “Outstanding” against the performance criteria.

The number of shares available for award is based on a value calculated as a percentage of the participant’s salary as defined by the performance criteria and result established by the Compensation and Personnel Committee. The shares awarded in 2025 and reported in the Summary Compensation Table were based on the 2024 results of Target for both the net income and ROE goals. One third of the shares will vest each year over a three-year period. The following illustrates the performance criteria, award potential, and award level of the Stock Plan in place for awards made in 2025 for the Chief Executive Officer and the other Named Executive Officer:

	Criterion	Performance Level Goals			2025
Performance Criteria	Weighting	Threshold	Target	Outstanding	Award Level (1)

Net Income v. Budget	40%	95%-99% of budget	100%-125% of budget	> = 125% of budget	Target
ROE Peer Performance	60%	50th - 59th percentile rank	60th - 74th percentile rank	> = 75th percentile rank	Target

Dollar Value of Stock Plan Award For:
Craig W. Best		6.50%	13.00%	20.00%
Mark R. Hollar		5.00%	10.00%	15.00%
Charles B. Carroll, Jr.		5.00%	10.00%	15.00%

At the Corporation’s annual meeting of shareholders held in 2025, the shareholders approved the compensation paid to our Named Executive Officers (as defined below) in a non-binding advisory vote by a majority of the votes cast. In consideration, in part, of that vote, the Compensation and Personnel Committee did not make any material changes to its salary compensation policies, procedures or practices for 2025.

Recovery of Erroneously Awarded Compensation (Clawback Provision)

The Corporation has adopted a policy for the recovery of erroneously awarded incentive-based compensation to executive officers. The policy allows for the recovery of incentive-based compensation erroneously awarded as a result of previously issued financial statements that were subsequently determined to be incorrect and requiring restatement. Certain components of the short-term incentive plan, and the long-term incentive plan are covered by this policy.

Policies and Practices Related to the Timing of Option Awards

While the Corporation does not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure of material nonpublic information, it does not seek to time equity grants to take advantage of information, either positive or negative, about the Corporation that has not been publicly disclosed. It has been the Corporation’s recent practice to grant most of our equity awards in the form of restricted stock units.

Compensation Tables and Additional Compensation Disclosure

Total Compensation

The following table provides certain summary information concerning total compensation paid or accrued by Franklin Financial and F&M Trust to its Named Executive Officers, Timothy G. Henry, Chief Executive Officer of Franklin Financial (retired May 2, 2025), Craig W. Best, Chief Executive Officer and President of Franklin Financial, Mark R. Hollar, Senior Executive Vice President and Chief Financial Officer of Franklin Financial, and to the most highly compensated executive officer other than Messrs. Henry, Best and Hollar whose total compensation in 2025 exceeded $100,000.

SUMMARY COMPENSATION TABLE

				Non-Equity
				Incentive
Name and			Stock	Plan	All Other
Principal		Salary	Awards	Compensation	Compensation	Total
Position	Year	(1)	(2)	(3)	(4)
		$	$	$	$	$

Craig W. Best (5)	2025	523,198	44,610	207,971	13,080	788,859
President & Chief
Executive Officer

Timothy G. Henry (6)	2025	214,542	65,392	-	31,332	311,266
Chief Executive Officer	2024	503,074	52,240	176,076	31,011	762,401

Mark R. Hollar	2025	297,518	28,494	80,330	25,030	431,372
Senior Executive Vice President	2024	284,700	32,337	63,346	25,964	406,347
Chief Financial Officer

Charles B. Carrol1, Jr.	2025	349,882	33,318	120,709	27,921	531,830
Senior Executive Vice President	2024	333,216	33,956	103,297	27,477	497,946
Chief Operations Officer

_____________________

(1)The amounts reported in this column consist of base salary earned during the indicated year.

(2)The amounts reported in this column reflect the dollar amount of the compensation expense to be recognized in accordance with FASB ASC Topic 718 in connection with awards of restricted stock during the reported year.

(3)The amounts reported in this column consist of cash payouts earned and accrued in the indicated year in respect of the Corporation's performance for that year under the Senior Management Annual Incentive Plan, a non-equity incentive compensation plan.

(4) The components of all other compensation are reported in the All Other Compensation table that follows.

(5)Mr. Best was named President of the Corporation and the Bank on January 14, 2025 and CEO of the Corporation and Bank on April 29, 2025.

(6) Mr. Henry retired from the Corporation May 2, 2025.

ALL OTHER COMPENSATION TABLE

				NonQualified	Perquisites
		Company Contributions	Split Dollar Life	Pension	and Other
Name	Year	to 401(k) Plan	Insurance Premium	Contribution	Compensation		Total
		$	$	$	$		$
Craig W. Best	2025	13,080	-	-	12,246	(1)	25,326

Timothy G. Henry	2025	20,901	-	-	10,431	(2)	31,332
	2024	23,850	-	-	7,161	(3)	31,011

Mark R. Hollar	2025	20,274	1,118	3,638	-		25,030
	2024	22,003	321	3,640	-		25,964

Charles B. Carroll, Jr.	2025	20,901	-	-	7,020	(4)	27,921
	2024	20,457	-	-	7,020	(4)	27,477

(1)Value of personal use of company car

(2)Value of personal use of company car $8,371 and club membership $2,060.

(3)Value of personal use of company car $2,217 and club membership $4,944.

(4)Value of club membership

PAY VERSUS PERFORMANCE

The following table presents the compensation considered to be actually paid to the Principle Executive Officer (PEO), Mr. Henry and Mr. Best, and the average compensation paid to the other non-PEO Named Executive Officers (Other NEOs), collectively as compared to the compensation reported in the Summary Compensation Table for the years presented.

	CEO: Craig W. Best		CEO: Timothy G. Henry
	Summary Compensation Total for PEO	Compensation Actually Paid to PEO	Summary Compensation Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Total for Other NEOs	Average Summary Compensation Actually Paid for Other NEOs	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Income
	(1)	(2)	(1)	(2)	(3)	(4)	(5)	(6)
Year	$	$	$	$	$	$	$	$ 000's
2025	788,859	801,834	311,266	339,593	481,601	515,741	156.26	21,226
2024	-	-	762,401	738,618	452,147	439,964	102.17	11,099
2022	-	-	766,220	725,355	424,903	393,257	103.53	13,598

(1) Compensation as reported in the Summary Compensation Table for the PEO Timothy G. Henry and Craig W. Best, for the years indicated.Mr. Henry retired from the Corporation on May 2, 2025.

(2) Compensation actually paid to the PEO calculated each year and reflects the respective amounts set forth in column (1) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules.

(3) The average of the total compensation reported in the Summary Compensation Table for the Other NEOs. Included in the average figures shown for 2025, 2024 and 2023 are Messrs. Hollar and Carroll.

(4) Average compensation actually paid to the Other NEOs for each year reflects the respective amounts set forth in column (3) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules.

(5) Total shareholder return shows the value at each year-end assuming the investment of $100 on the last day December 31, 2022 and the reinvestment of all dividends during the years.

(6) Net income of the Corporation for the reported year.

	Craig W. Best	Timothy G. Henry
	2025	2025	2024	2023
Summary Compensation Table Total for the PEO	$788,859	$311,266	$762,401	$766,220
Adjustments:
Less: amounts reported under the "Stock Awards" column in the Summary Compensation Table	(44,610)	(65,392)	(52,240)	(39,000)
Plus: fair value of awards granted during the year that remain unvested as of year end	-	-	59,800	37,860
Plus: fair value of awards granted during the year that vested during the year	57,585	66,711	-	-
Change in fair value of outstanding and unvested awards from prior years still outstanding at covered year-end	-	-	(24,056)	(34,188)
Change in fair value for awards granted in prior years that vested in the covered year	-	27,008	(7,287)	(5,537)
Compensation Actually Paid	$801,834	$339,593	$738,618	$725,355

	2025	2024	2023
Summary Compensation Table Total for the NEOs	$481,601	$452,147	$424,903
Adjustments:
Less: amounts reported under the "Stock Awards" column in the Summary Compensation Table	(30,906)	(33,147)	(12,074)
Plus: fair value of awards granted during the year that remain unvested as of year end	41,164	37,943	11,721
Plus: fair value of awards granted during the year that vested during the year	-	-	-
Change in fair value of outstanding and unvested awards from prior years still outstanding at covered year-end	19,702	(14,938)	(29,792)
Change in fair value for awards granted in prior years that vested in the covered year	4,180	(2,041)	(1,501)
Compensation Actually Paid	$515,741	$439,964	$393,257

Relationship Between Compensation Actually Paid and Performance Measures

The following table shows percentage change in the compensation actually paid, net income, and annual total shareholder return for each year of the three-year period:

		Average
		Summary
	Compensation	Compensation	Total
	Actually Paid	Actually Paid	Shareholder
Year	to PEO	to Other NEOs	Return	Net Income
2025 (1)	8.6%	17.2%	73.5%	91.2%
2024	1.8%	11.9%	-1.3%	-18.4%
2023	1.9%	-0.4%	-8.7%	-9.0%

(1)Reflects the change in compensation actually paid to Mr. Henry in 2024 to the compensation actually paid to Mr. Best in 2025.

Outstanding Stock Option and Other Equity Awards at Fiscal Year End

The following table provides certain information with respect to the executive officers named in the Summary Compensation Table appearing above concerning stock and equity awards which were outstanding on December 31, 2025:

OUTSTANDING EQUITY AWARDS (1)

			Stock Awards
			Number of Shares	Market Value of Shares
			That Have Not	of Stock That Have
Name	Grant Date		Vested (#)	Not Vested ($) (2)

Craig W. Best			-	-

Mark R. Hollar	3/1/2023	(RS)	248	12,450
	3/1/2024	(RS)	826	41,465
	2/28/2025	(RS)	756	37,951

Charles B. Carroll, Jr.	3/1/2024	(RS)	866	43,473
	2/28/2025	(RS)	884	44,377

(1)Awards reflect restricted stock (RS) granted under the Stock Plan.

(2)Calculated using the December 31, 2025 closing price of $50.20 per share.

The following table shows the vesting schedule for the outstanding restricted stock awards to the Named Executive Officers:

	Restricted Shares Vesting on:
Name	February 28, 2026	February 26, 2027	February 29, 2028	Total
Craig W. Best	-	-	-	-
Mark R. Hollar	913	665	252	1,830
Charles B. Carroll, Jr.	727	728	295	1,750

Employment Agreements And Potential Payments
Upon Termination Or Change In Control

The Corporation and F&M Trust entered into employment agreements (each, an “Employment Agreement” and together, the “Employment Agreements”) with Craig W. Best, President and Chief Executive Officer of the Corporation and F&M Trust, Mark R. Hollar, Senior Executive Vice President, Chief Financial Officer and Treasurer of the Corporation and F&M Trust, and Charles B. Carroll, Jr., Senior Executive Vice President, Chief Operating Officer of F&M Trust (each an “Executive”).

The Employment Agreement for Mr. Best is for three (3) years beginning on January 14, 2025, and if not terminated pursuant to the terms of the Employment Agreement shall end on January 13, 2028. Under the Employment Agreement, the Executive is entitled to receive the following compensation and benefits in connection with their services as an executive officer: annual base salary which may be increased from time-to-time, consideration for bonuses each year as provided for under short- and long-term incentive plans approved by the Corporation, paid time off and participation in employee benefit plans. In addition, Mr. Best is provided with a Corporate vehicle and the payment of certain club membership dues.

The Employment Agreement for Mr. Hollar is for three (3) years beginning on March 1, 2022 and shall automatically renew for an additional one (1) year term on each anniversary date unless notice to terminate is given by either party at least one hundred and eighty (180) days prior to the anniversary date of the Employment Agreement. Under the Employment Agreement, the Executive is entitled to receive the following compensation and benefits in connection with their services as an executive officer: annual base salary which may be increased from time-to-time, consideration for bonuses each year as provided for under short- and long-term incentive plans approved by the Corporation, paid time off and participation in employee benefit plans.

The Employment Agreement for Mr. Carroll is for three (3) years beginning on January 3, 2023 and shall automatically renew for an additional one (1) year term on each anniversary date unless notice to terminate is given by either party at least one hundred and eighty (180) days prior to the anniversary date of the Employment Agreement. Under the Employment Agreement, the Executive is entitled to receive the following compensation and benefits in connection with their services as an executive officer: annual base salary which may be increased from time-to-time, consideration for bonuses each year as provided for under short- and long-term incentive plans approved by the Corporation, paid time off and participation in employee benefit plans. In addition, Mr. Carroll is provided with the payment of certain club membership dues.

The Employment Agreements may be terminated (a) by the Corporation with or without Cause (as defined in the Employment Agreements), (b) by the Executive with or without Good Reason (as defined in the Employment Agreements) or (c) as a result of retirement or Disability (as defined in the Employment Agreements).

The Employment Agreements provide for severance benefits in the event that the Executive’s employment is terminated: (a) by the Corporation or F&M Trust without Cause or by the Executive for Good Reason prior to a Change in Control (as defined in the Employment Agreements) or (b) by the Corporation or F&M Trust without Cause after a Change in Control. In the event the Executive’s employment is terminated by the Corporation or F&M Trust without Cause or by the Executive for Good Reason prior to a Change in Control, the Executives will be entitled to receive the following compensation and benefits: (a) F&M Trust shall pay Executive an amount equal to the Executive’s remaining Annual Base Salary (as defined in the Employment Agreements) that would otherwise be due and payable under the Employment Agreement to the Executive for the remaining employment period for Messrs. Hollar and Carroll minus applicable taxes and withholdings, payable in equal monthly installments over the remaining employment period, and (b) for a period of up to two (2) years, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits. For Mr. Best, the amount payable to the Executive shall be (a) equal to one (1) year’s annual base salary, minus applicable taxes and withholdings, payable in equal monthly installments over one (1) year, and (b) for a period of up to one (1) year, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits

In the event the Executive’s employment is terminated without Cause after a Change in Control, the Executive will be entitled to receive the following compensation and benefits from F&M Trust:

(a)Mr. Best shall receive a lump sum amount equal to (1) 1.5 times the Executive’s annual base salary, minus applicable taxes and withholdings, payable within thirty (30) days of separation if the separation occurs within one (1) year after a change of control and within 18 months of the effective date of the Employment agreement, or (2) 2.99 times the Executive’s annual base salary, minus applicable taxes and withholdings, payable within thirty (30) days of separation if the separation occurs within one (1) year after a change of control and after 18 months of the effective date of the Employment agreement.

(b)Mr. Hollar shall receive a lump sum amount equal to 2.5 times the Executive’s annual base salary, minus applicable taxes and withholdings, payable within thirty (30) days of separation of service, and (b) for a period of up to two (2) years Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits or, if F&M Trust cannot legally provide such benefits because Executive is no longer an employee, or future law or plans do not permit so, F&M Trust shall reimburse Executive in an amount equal to the monthly premium paid by him to obtain comparable coverage. In addition, Mr. Hollar shall be entitled to receive an additional payment related to the present value of unearned pension benefits, which decreases over time through November 2, 2026, if terminated without cause after a Change in Control

(c)Mr. Carroll shall receive a lump sum amount equal to 2.5 times the Executive’s annual base salary, minus applicable taxes and withholdings, payable within thirty (30) days of separation of service, and (b) for a period of up to two (2) years Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits or, if F&M Trust cannot legally provide such benefits because Executive is no longer an employee, or future law or plans do not permit so, F&M Trust shall reimburse Executive in an amount equal to the monthly premium paid by him to obtain comparable coverage.

Upon termination of each Employment Agreement, the Executive is subject to certain customary confidentiality and non-competition provisions as provided in each Employment Agreement which such confidentiality and non-competition provisions shall survive termination in accordance with their terms.

Equity Compensation Plan Information

The following table summarizes share and exercise price information relating to Franklin Financial's equity compensation plans as of December 31, 2025:

EQUITY COMPENSATION PLAN INFORMATION

Number of
Securities
Remaining
	Number of		Available For
	Securities To Be	Average	Future Issuance
	Issued Upon	Exercise	Under Plans
	Exercise Of	Price of	(Excluding
	Outstanding	Outstanding	Securities
Plan	Options, Warrants	Options, Warrants	Reflected In The
Category	And Rights (1)	And Rights $	First Column) (2)

Equity Compensation Plans Approved By Security Holders	51,403	32.39	206,792
Equity Compensation Plans Not Approved By Security Holders	-	N/A	-
Total	51,403	32.39	206,792

(1)Number of shares subject to issuance pursuant to the exercise of outstanding awards granted under the 2019 Omnibus Stock Incentive Plan.

(2)Number of shares available for future issuance under the 2019 Omnibus Stock Incentive Plan. Shares awarded under the Employee Stock Purchase Plan are not included.

PROPOSAL 2 - ADVISORY VOTE ON COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS (“Say-On-Pay”)

The Board of Directors recognizes the interest shareholders have in the compensation of our executives. In recognition of this interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are providing shareholders with the opportunity to cast a non-binding advisory vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement.

As disclosed in the Executive Compensation discussion, we believe that executive compensation should be tied to individual performance, should vary with the Corporation’s performance in achieving its financial and non-financial objectives, and should be structured so as to be closely aligned with the interests of the Corporation’s shareholders. We also believe that executive compensation should include an at-risk, performance-based component and that this component should increase as an officer’s authority and responsibility increase. To the extent that established performance goals are exceeded, we believe that executive officers should be financially rewarded.

Base salaries for our executive officers are established based upon salary ranges for each position developed by reference to published salary surveys for comparable positions at similar financial institutions within central Pennsylvania to assure that base salaries fall within the market value for each position.

The Management Group Incentive Plan links a portion of executive compensation to the success of the Corporation in meeting certain financial targets established annually by the Compensation and Personnel Committee of the Board of Directors.

The Corporation uses stock awards, as described in the Executive Compensation section, as the primary vehicle for providing long term incentive compensation. The Corporation uses these performance measures because it believes they drive both market value of the Corporation’s common stock and of the Corporation’s capacity to increase the amount of cash dividends it is able to pay to its shareholders.

The Corporation also provides health and welfare benefits to all of its employees on a nondiscriminatory basis. It also maintains a 401(k) plan for all employees and a defined benefit pension plan for those employed prior to April 1, 2007.

Based upon the foregoing, and as discussed in the Executive Compensation discussion and disclosed in the compensation tables and related narrative, we believe that our executive compensation programs, executive compensation levels and individual compensation actions align with our executive compensation philosophy, support its goals and provide an appropriate balance between risk and reward. For these reasons, we are asking our shareholders to approve the compensation paid to our named executive officers as disclosed in this proxy statement.

Shareholder Resolution

“RESOLVED, that the compensation of the Named Executive Officers as disclosed in the Corporation’s proxy statement for the Annual Meeting to be held April 28, 2026 is hereby approved.”

The approval of a majority of the votes cast by shareholders present in person or by proxy and entitled to vote at the annual meeting, assuming a quorum is present, is required to approve this proposal. Although the vote is advisory and not binding in any way, the Board of Directors and the Compensation and Personnel Committee value the opinions of our shareholders and will carefully consider the result of the vote in connection with future compensation decisions for our named executive officers.

The Board of Directors recommends that you vote FOR approval of the compensation paid to our Named Executive Officers as disclosed in this proxy statement.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the audited consolidated financial statements of Franklin Financial for the year ended December 31, 2025 and has discussed these financial statements with management and with Franklin Financial's independent registered public accounting firm, Crowe LLP ("Crowe"). The Audit Committee also has discussed with Crowe the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received from Crowe the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding, and has discussed with Crowe, its independence from Franklin Financial and its management.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that Franklin Financial's audited consolidated financial statements for the year ended December 31, 2025 be included in Franklin Financial's Annual Report on Form 10-K for that year.

In connection with the standards for accountant's independence adopted by the SEC, the Audit Committee considers in advance of the provision of any non-audit services by Franklin Financial's independent accountants whether the provision of such services is compatible with maintaining the independence of such accountants.

This report is not intended to be "soliciting material," is not intended to be "filed" with the SEC and is not intended to be incorporated by reference into any filing made by Franklin Financial with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether such filing is made before or after the date hereof and notwithstanding any general incorporation language contained in any such filing.

The foregoing report is submitted by the Audit Committee:

Kevin W. Craig, Chairman

Martin R. Brown

G. Warren Elliott

Daniel J. Fisher

Donald H. Mowery

Kimberly M. Rzomp

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General Information

For the year ended December 31, 2025, Franklin Financial engaged Crowe LLP to audit its consolidated financial statements. Representatives of Crowe LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Information About Fees

Aggregate fees billed to Franklin Financial by Crowe LLP for services rendered in 2025 and 2024 are presented below:

	Years Ended December 31
	2025	2024
Audit Fees	$457,252	$308,752
Audit Related Fees	-	-
Total Fees	$457,252	$308,752

Audit Fees include fees billed for professional services related to the audit of Franklin Financial’s annual consolidated financial statements, including audit of internal controls, and the review of the unaudited financial statements included in Franklin Financial’s Quarterly Reports on Form 10-Q.

Audit Related Fees include fees billed for professional audit related services consisting principally of consultation with respect to accounting matters.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and legally permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval or such other detailed information as the Audit Committee deems appropriate. The Audit Committee may delegate to subcommittees of one or more of its members the authority to pre-approve all auditing and permitted non-audit services (including the authority to approve non-audit services pursuant to the de minimis exception set forth in applicable SEC rules and regulations), provided that such decisions are presented to the full Committee at it next scheduled meeting. All audit and permissible non-audit services provided by Crowe LLP in 2025 were either pre-approved by the Audit Committee or approved and reported under the de minimis exception set forth in the applicable SEC rules and regulations.

PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under the Audit Committee’s Charter, the Audit Committee is responsible for selecting the Corporation’s independent auditors. The Audit Committee evaluates and monitors the auditors’ qualifications, performance and independence. You can learn more about the Audit Committee’s responsibilities with respect to the independent auditors in the Audit Committee’s Charter, which is posted on our website at www.franklinfin.com.

The Audit Committee presented its conclusions regarding the independent auditors to our Board of Directors. Following this presentation, the Board voted to recommend that shareholders vote to ratify the Audit Committee’s selection of Crowe LLP as the Corporation’s independent registered public accounting firm for 2026.

The Audit Committee and Board have adopted a policy that if a majority of the votes cast at the annual meeting is against ratification, the Audit Committee will reconsider its selection of Crowe LLP. The Audit Committee, however, will be under no obligation to select new independent auditors. If the Audit Committee does select new independent auditors for 2026, the Corporation will not seek shareholder ratification of the Audit Committee’s new selection. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Corporation and our shareholders.

you
The Board of Directors recommends you vote FOR the ratification of the Audit Committee’s selection of Crowe LLP, as the independent registered public accounting firm for 2026.

ADDITIONAL INFORMATION

Key Employees

The following persons are key employees of Franklin Financial as of the proxy date (some of whom are officers of F&M Trust):

Name	Age	Office Held
Craig W. Best	65	President and Chief Executive Officer, Franklin Financial and F&M Trust since 2025
		Chief Executive Officer and Director of Peoples Financial Services Corporation and its wholly-owned
		subsidiary, Penn Security Bank and Trust from May 2020 to December 31, 2024
		President and Chief Executive Officer of Peoples Financial Services Corporation and Peoples Security Bank
		and Trust Company from November 2013 to May 2020
Charles B. Carroll, Jr.	54	Senior Executive Vice President, Chief Operating Officer, F&M Trust since 2023
		Executive Vice President, Chief Administration Officer and Director of Consumer Bank, S&T Bank 2019 - 2022
		Senior Vice President, Director of Mortgage and Consumer Lending, S&T Bank, 2018 - 2019
Mark R. Hollar	64	Senior Executive Vice President, Treasurer and Chief Financial Officer, Franklin Financial and F&M Trust, since 2006
Steven D. Butz	61	Executive Vice President and Chief Commercial Services Market Manager, F&M Trust, since 2013
Lorie M. Heckman	62	Executive Vice President, Chief Risk Officer, F&M Trust, since 2015
Karen K. Carmack	54	Senior Vice President and Chief Human Resources Officer, F&M Trust, since 2006
Louis J. Guistini	61	Senior Vice President, Chief Retail Services Manager, F&M Trust, since 2022
		Regional Consumer EVP Community/Small Business Banking, Fulton Financial Corporation 2017 - 2020
David M. Long	37	Senior Vice President, Chief Technology Officer, F&M Trust since 2022
		Director of Security and Infrastructure, Howard Bank, 2018 - 2022
Matthew D. Weaver	56	Senior Vice President, Chief Marketing Officer, F&M Trust since 2014

Transactions with Related Persons

Some of the directors and executive officers of Franklin Financial and the companies with which they are associated were customers of and had banking transactions with F&M Trust in the ordinary course of business during 2025. All loans and commitments to loans made to such persons and the companies with which they are associated were made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectability or present other unfavorable features. It is anticipated that F&M Trust will enter into similar transactions in the future. No loan to any director or executive officer is past due, in nonaccrual status, a troubled debt restructuring or considered a potential problem loan.

In accordance with the terms of Franklin Financial's Corporate Governance Guidelines (which are posted on Franklin Financial's website at www.franklinfin.com), any transaction involving Franklin Financial or any direct or indirect subsidiary of Franklin Financial and an executive officer, a director, a nominee for election to the Board of Directors, or a five percent or greater shareholder (or a member of his or her immediate family or a company or other entity in which he or she has, directly or indirectly, a financial interest) must be submitted for review by the Audit Committee, except that any proposed loan to any such person or entity is submitted to the entire Board of Directors for review. It is the policy of the Corporation not to engage in any such transaction except upon full disclosure of the involvement of such persons and approval by a majority of the disinterested directors. Extensions of credit to such persons also may be subject to F&M Trust’s Regulation O policy.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires that the directors and certain officers of Franklin Financial file with the SEC reports of ownership and changes in ownership with respect to shares of Franklin Financial common stock beneficially owned by them. Based solely upon its review of copies of such reports furnished to it and written representations made by its directors and those officers who are subject to such reporting requirements, Franklin Financial determined that all transactions were filed on a timely basis in 2025 except for one (1) late Form 3 for CEO Best, and one (1) late form 4 for one (1) transaction for CEO Best, related to the award of restricted stock units. These transactions were filed late due to an unanticipated delay in obtaining the reporting person’s EDGAR filing codes.

Anti-Hedging/Pledging Policy

Our Board of Directors has not adopted a hedging policy with respect to transactions by our directors, officers and employees that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

Shareholder Communication with the Board of Directors

Shareholders and other interested individuals who wish to communicate with the Board of Directors (including, specifically, the non-management directors) may do so by letter addressed to:

Chairman of the Board

Franklin Financial Services Corporation

P.O. Box 6010

Chambersburg, Pennsylvania 17201-6010.

Shareholders and other interested individuals who wish to express a concern relating to accounting or audit related matters may do so by letter addressed to either the Chairman of the Board or Internal Auditor at:

Franklin Financial Services Corporation

P.O. Box 6010

Chambersburg, Pennsylvania 17201-6010.

Householding of Proxy Materials

In accordance with a notice sent to all shareholders with the same last name who share the same address, only one copy of Franklin Financial's Proxy Materials, annual report and proxy statement will be sent to that address, unless contrary instructions are given to Franklin Financial. This practice, known as "householding," is designed to reduce Franklin Financial's printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate Proxy Materials, annual report and proxy statement in the future, the shareholder may call Franklin Financial's Corporate Secretary at (717) 261-3553, communicate the request by E-mail addressed to amanda.ducey@f-mtrust.com or write to:

Corporate Secretary

Franklin Financial Services Corporation

P.O. Box 6010

Chambersburg, Pennsylvania 17201-6010

If a shareholder is receiving multiple copies of Franklin Financial's Proxy Materials, annual report and proxy statement, the shareholder may request to receive only a single copy of these materials by contacting Franklin Financial's Corporate Secretary in the same manner.

Annual Report on Form 10-K

A copy of the annual report of Franklin Financial for the year ended December 31, 2025 on Form 10-K as filed with the SEC is available without charge to shareholders, depositors and other interested individuals upon request by email to mark.hollar@f-mtrust.com, or addressed to:

Mark R. Hollar

Senior Executive Vice President and Chief Financial Officer

Franklin Financial Services Corporation

P.O. Box 6010

Chambersburg, Pennsylvania 17201-6010.

Franklin Financial's Form 10-K, as well as its other periodic reports filed with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934, are available on Franklin Financial's website at www.franklinfin.com.

OTHER MATTERS

The Board of Directors of Franklin Financial knows of no matters, other than those discussed in this Proxy Statement, which will be presented at the 2026 Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Franklin Financial.

BY ORDER OF THE BOARD OF DIRECTORS

MARK R. HOLLAR, Senior Executive Vice President, Treasurer and Chief Financial Officer

Chambersburg, Pennsylvania

March 24, 2026

Franklin Financial Services Corporation

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2026 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - Craig W. Best	☐	☐
02 - G. Warren Elliott	☐	☐
03 - Stanley J. Kerlin	☐	☐
04 - Kimberly M. Rzomp	☐	☐

Proposal	For	Against	Abstain
2. Say on Pay – Executive Compensation	☐	☐	☐
3. Ratification of Selection of Independent Audit Firm	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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4 2 D V

0488YB

The 2026 Annual Meeting of Shareholders of Franklin Financial Services Corporation will be held on Tuesday, April 28, 2026 at 9:00 a.m. local time, virtually via the internet at meetnow.global/MYJCGYY

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Franklin Financial Services Corporation

Notice of 2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 28, 2026, 9:00 a.m. local time

Amanda M. Ducey or Zoe R. Clayton, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Franklin Financial Services Corporation to be held on Tuesday, April 28, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐